Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Codere Online U.S. Corp. (f/k/a DD3 Acquisition Corp.) (the “Company”) on Form 10-K for the year ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gonzalo de Osma Bucero, Director, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 16, 2022

/s/ Gonzalo de Osma Bucero
Gonzalo de Osma Bucero
Director, President and Treasurer
(Principal Executive Officer and Principal Financial Officer)